UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549


_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 16, 2005



                       KENTUCKY BANCSHARES, INC.
          (Exact Name of Registrant as specified in Charter)


   Kentucky                   33-96358              61-0993464
 (State or other            (Commission            (IRS Employer
  jurisdiction of           File Number)        Identification No.)
  incorporation)


P.O. Box 157, Paris, Kentucky                          40362-0157
(Address of principal executive offices)               (Zip code)


(859)987-1795
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

? Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

? Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

? Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

? Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
INFORMATION TO BE INCLUDED IN THE REPORT

  Item 1.01. Entry into a Material Definitive Agreement

	With respect to compensation in 2006, the table below sets forth the salary of each of the named executive officers, effective as of January 1, 2006. The Board's Compensation Committee approved the salary of Mr. Prichard on December 16, 2005, and the President and CEO established the salary of Messrs. Woodford and Fryman on December 19, 2005. The Compensation Committee will grant the stock grants listed below effective January 3, 2006. Also, on December 16, 2005, the Compensation Committee approved targets for the Registrant's management incentive program for its executive officers. Based upon the Registrant's net income performance relative to 2006 budget, Mr. Prichard may earn up to 40% of his annual salary in bonus compensation. Based upon the Registrant's net income performance relative to 2006 budget, Messrs. Woodford and Fryman may earn up to 22.5% of their annual salary in bonus compensation; based upon their performance relative to individual performance measures established by the President and CEO, Messrs. Woodford and Fryman may earn up to an additional 7.5% of their annual salary in bonus compensation.



2006 Salary
Stock Grants
Buckner Woodford,
Chairman
$82,800
  165
Louis Prichard,
President and CEO
$185,000
  350
Norman J. Fryman,
Director of Lending
$118,279
165




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KENTUCKY BANCSHARES, INC.



Date: December 20, 2005             By      /s/ Gregory J. Dawson___
         Gregory J. Dawson
         Chief Financial Officer